EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-139435, 333-146141, 333-151644, 333-161832, 333-161834, 333-164261, 333-165916, 333-168330, 333-173646, 333-179776, 333-193862, 333-211658, 333-221655, 333-224287, 333-228349, 333-230443, 333-237047, 333-254776, 333-263233, 333-266679, 333-270235 and 333-277596 on Form S-8 and in Registration Statement No. 333-280985 on Form S-3 of our report dated February 23, 2024, relating to the 2023 consolidated financial statements of Netlist, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Netlist, Inc. for the year ended December 28, 2024.

/s/ KMJ Corbin & Company LLP

Glendora, California
March 28, 2025